UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: March 27, 2018

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2018, in connection with the recent sale of common stock of Advanced Disposal Services, Inc. (the “Company”) by Star Atlantic Waste Holdings, L.P. (“Highstar”), Bret Budenbender and Jared Parker each submitted a notice of resignation from their positions as directors of the Company, effective May 1, 2018. Mr. Budenbender and Mr. Parker have been serving as directors in accordance with the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 12, 2016, among the Company, Highstar, BTG Pactual International Portfolio Fund II SPC, acting on behalf of and for the account of the Segregated Portfolio BTGPH Corp Hedge, and Canada Pension Plan Investment Board. After Mr. Budenbender’s and Mr. Parker’s resignations become effective on May 1, Highstar will no longer have any directors serving on the Board of Directors but will continue to have the right to nominate one director to the Board pursuant to the terms of the Stockholders Agreement until such time as Highstar’s ownership of Company common stock falls below 5% of the outstanding stock. Mr. Budenbender’s and Mr. Parker’s notices of resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: March 30, 2018

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